SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 13, 1999

                                   ----------


                              IMC MORTGAGE COMPANY
             (Exact name of registrant as specified in its charter)



                  Florida                                 333-3954                         59-3350574
      (State or other jurisdiction of             (Commission file number)              (I.R.S. employer
       incorporation or organization)                                                  identification no.)



           5901 E. Fowler Avenue,
               Tampa, Florida                                                               33617
  (Address of principal executive offices)                                                (Zip code)

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       Registrant's telephone number, including area code: (813) 984-2548


Item 5.  Other Events.

         On July 13, 1999 IMC Mortgage Company (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with CitiFinancial Mortgage Company ("CitiFinancial Mortgage"), an indirectly wholly-owned subsidiary of Citigroup Inc. ("Citigroup").

         Under the Agreement, the Company will receive $100 million from CitiFinancial Mortgage for the sale of its mortgage servicing rights related to the mortgage loans which have been securitized, real property consisting of the Company's Tampa, Florida headquarters building and the Company's leased facilities at its Ft. Washington, Pennsylvania, Cherry Hill, New Jersey and
Cincinnati, Ohio office locations. Additionally, all furniture, fixtures and equipment and other personal property located at the premises described above will be included in the purchase. It is anticipated that substantially all of the employees at the locations referred to above at the time the Agreement is consummated will be offered employment by CitiFinancial Mortgage.

         The Agreement is subject to a number of conditions, including (i) approval by the Boards of Directors of the Company, CitiFinancial Mortgage and Citigroup, (ii) receipt of a valuation opinion from an independent financial advisor that the Company has received reasonably equivalent value in exchange for the assets being transferred to CitiFinancial Mortgage, which opinion is satisfactory in form and content to CitiFinancial Mortgage, (iii) approval by the Company's common and preferred stockholders, including a separate vote in favor of the transaction by the majority of the Company's common stockholders other than the Company's management, and (iv) approval by certain state and federal regulatory bodies and third parties.

         There can be no assurance that the respective Boards of Directors will approve the transaction, that a valuation opinion will be obtained, that the stockholders of the Company will approve the transaction or that the other conditions will be met. If the Company's Board of Directors does not approve the Agreement by July 31, 1999, CitiFinancial Mortgage can terminate the Agreement.

         The proceeds from the sale will be used to repay certain indebtedness secured by certain assets of the Company. No payment is expected to be made to the Company's common stockholders as a result of this transaction, nor are any payments to common stockholders likely in the future.

         If the transaction contemplated by the Agreement is completed, it will result in the sale of the Company's servicing platform, substantially all its correspondent origination loan business and its broker originated loan business conducted at the locations referred to above. The remaining loan origination business, which primarily consists of broker and direct originations, is performed by eight operating subsidiaries. The Company is currently evaluating several alternatives relating to these operating subsidiaries, although none of these alternatives is expected to provide any significant value to common stockholders.

         As previously announced, on October 16, 1998, the Company entered into a loan agreement (the "Greenwich Loan Agreement") with Greenwich Street Capital Partners II, L.P. and certain of its affiliates ("Greenwich Funds") that provided the Company a $33 million standby revolving credit facility for a period of up to 90 days, which was subsequently extended and increased to $38 million. In consideration for providing the facility, the Greenwich Funds received exchangeable preferred stock representing the equivalent of 40% of the Company's equity, and, under certain conditions, the Greenwich Funds could elect either to (a) receive repayment of the loan facility, plus accrued interest at 20% per annum, and a take-out premium of up to 200% of the outstanding amount of the loan facility or (b) exchange its loans for additional exchangeable preferred stock, representing an additional 50% of the Company's equity outstanding.

         The Company has also announced that it had entered into an Agreement and Plan of Merger with the Greenwich Funds which was subsequently recast as an Acquisition Agreement (the "Acquisition Agreement"). Under the Acquisition Agreement, the Greenwich Funds would provide $35 million of additional secured loans and receive newly issued Company common stock equal to 93.5% of the Company's total common stock on a fully diluted basis, leaving the existing common stockholders of the Company with 6.5% of the common stock outstanding after the Acquisition. No payment would be made to the Company's common stockholders in this transaction.

         If the Company's Board of Directors approves the Agreement with CitiFinancial Mortgage, the Acquisition Agreement with the Greenwich Funds would be terminated and the Greenwich Funds would not be obligated to provide an additional $35 million of loans to the Company. If the transaction with CitiFinancial Mortgage is approved, the Greenwich Funds will release their liens on the assets to be sold and remain a secured creditor.

         The Company, its major warehouse lenders and the Greenwich Funds have extended the previously announced amended and restated intercreditor agreements, which will expire on the earlier of August 16, 1999 or termination of the Agreement or as provided in the amended and restated intercreditor agreements. There can be no assurance that the Company will be successful in obtaining extensions of these agreements. If these agreements are not extended, the lenders would be entitled to seek remedies under their loan agreements with the Company, including actions to realize upon the collateral that secure their loans.

         On June 18, 1999, the Company entered into a Note Purchase and Amendment Agreement No. 2 (the "Amendment No. 2") with the Greenwich Funds. Under the Amendment No. 2, the Greenwich Funds loaned the Company an aggregate of $36,000,000. In consideration for these loans, the Company agreed to pay the Greenwich Funds a $1,000,000 commitment fee. The loans bore interest at a rate of 20% per annum. These loans have been repaid in full.


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

         On July 16, 1999, IMC Mortgage Company (the "Company") entered into a Note Purchase and Amendment Agreement No. 3 (the "Amendment No. 3") with the Greenwich Funds. Under the Amendment No. 3, the Greenwich Funds loaned the Company an aggregate of $46,250,000. In consideration for these loans, the Company agreed to pay the Greenwich Funds a $1,250,000 commitment fee. The loans bear interest at a rate of 20% per annum.

         The foregoing discussion is qualified by reference to the full text of the documents relating to the transactions described, including the Agreement, the Amendment No. 2 and the Amendment No. 3, which are attached hereto as exhibits and are incorporated herein by reference in their entirety.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits

       10.78 Asset Purchase Agreement dated as of July 13, 1999 between the Company and CitiFinancial Mortgage Company.

       10.79 Note Purchase and Amendment Agreement No. 2 dated as of June 18, 1999 among the Company, Greenwich Street Capital Partners II L.P., Greenwich Fund, L.P. and GSCP Offshore Fund, L.P. and Greenwich Street Capital Partners II L.P., as collateral agent

       10.80 Note Purchase and Amendment Agreement No. 3 dated as of July 16, 1999 among the Company, Greenwich Street Capital Partners II L.P., Greenwich Fund, L.P., GSCP Offshore Fund, L.P., Greenwich Street Employees Fund L.P. and TRV Executive Fund, L.P. and Greenwich Street Capital Partners II L.P., as collateral agent


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, IMC Mortgage Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:    July 21, 1999            IMC MORTGAGE COMPANY


                                       By:    /s/
                                          -----------------------------------
                                       Thomas G. Middleton
                                       President, Chief Operating Officer and
                                       Assistant Secretary


                                       By:    /s/
                                          -----------------------------------
                                       Stuart D. Marvin
                                       Chief Financial Officer


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